State of Delaware

                        Office of the Secretary of State      Page 1
                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "LANDFILL OF AMERICA LLC", FILED IN THIS OFFICE ON THE EIGHTH DAY OF APRIL, A.D. 1999, AT 9 O'CLOCK A.M.


                                     [SEAL]

            GREAT SEAL OF THE STATE OF DELAWARE o 1793 o 1847 o 1907






                             [SEAL]
                       SECRETARY'S OFFICE          /s/ Edward J. Freel
                       1793 DELAWARE 1855    -----------------------------------
                                             Edward J. Freel, Secretary of State

                                             AUTHENTICATION:
                                                             9676858
3027227  8100
                                                       DATE:
991137841                                                    04-08-99

    STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AN 04/08/1 999
    991137841 -- 3027227


                            CERTIFICATE OF FORMATION

                                       OF

                             LANDFILL OF AMERICA LLC
                           A LIMITED LIABILITY COMPANY


FIRST: The name of the limited liability company is:

                             LANDFILL OF AMERICA LLC

SECOND: Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

THIRD: (Use this paragraph only if the company is to have specific date of dissolution: "The latest date on which the limited liability company is to dissolve is: _______________".)

IN WITNESS WHEREOF, the undersigned, being the individual forming the Company, has executed, signed and acknowledged this Certificate of Formation this eighth day of April, A.D. 1999.





/s/ Kerry Starr
- -----------------------------
Authorized Person
Kerry Starr